POWER OF ATTORNEY



                  KNOW ALL MEN BY THESE PRESENTS THAT I, James E. McGrath, a Director of Lebenthal & Co., Inc., a New York corporation (the "Sponsor"), hereby constitute and appoint James A. Lebenthal, D. Warren Kaufman and Alexandra Lebenthal, each as an officer and director of the Sponsor, or any other person who is both an officer and director of the Sponsor, jointly and severally, my attorneys-in-fact, each with full power of substitution, to sign on my behalf and in his or her name and to file with the Securities and Exchange Commission Registration Statements under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, of the unit investment trust to be known as Empire State Municipal Exempt Trust, Guaranteed Series 140 and subsequent Series, Series 72 and subsequent Series and Guaranteed Intermediate Series 1 and subsequent Series, or similar title, and hereby grant unto each of said attorneys-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such Registration Statements that each or any of them may lawfully do or cause to be done.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 18th day of May, 1998.


                                           /s/ James E. McGrath
                                          ----------------------------
                                          James E. McGrath

STATE OF                   )
                           :
COUNTY OF                  )

                  On this 18th day of May, 1998, personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the person whose name and signature are affixed to the foregoing Power of Attorney and who acknowledged the same to be his voluntary act and deed for the intents and purposes therein set forth.


                                           /s/ Michael Zuppone
                                          ----------------------------
                                          Notary Public

                                          Notary Public State of New York
                                          No. 24-4959215
                                          Qualified in Kings County
                                          Commission Expires November 20, 1999






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